Domini Funds Multi Class Supplement

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 72DD correctly, the correct answer is as follows (in 000's):

Domini Social Equity Fund - Investor Shares $ 616
Domini Social Equity Fund - Class A Shares $ 6
Domini Social Equity Fund - Institutional Shares $ 251
Domini Social Equity Fund - Class R Shares $ 177

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73A correctly, the correct answer is as follows:

Domini Social Equity Fund - Investor Shares $ 0.0257
Domini Social Equity Fund - Class A Shares $ 0.0373
Domini Social Equity Fund - Institutional Shares $ 0.0424
Domini Social Equity Fund - Class R Shares $ 0.0405

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74U correctly, the correct answer is as follows (in 000's):

Domini Social Equity Fund - Investor Shares 23,787
Domini Social Equity Fund - Class A Shares 193
Domini Social Equity Fund - Institutional Shares 5,997
Domini Social Equity Fund - Class R Shares 4,268

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74V correctly, the correct answer is as follows:

Domini Social Equity Fund - Investor Shares $25.11
Domini Social Equity Fund - Class A Shares $8.36
Domini Social Equity Fund - Institutional Shares $15.80
Domini Social Equity Fund - Class R Shares $7.78